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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
SL GREEN REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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April 15, 2005

Dear Stockholder:

        You are invited to attend the annual meeting of stockholders of SL Green Realty Corp. This year's meeting will be held on Thursday, May 19, 2005 at 10:00 a.m., local time, at The Roosevelt Hotel, 45 East 45th Street, New York, New York.

        The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

        Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

                      Sincerely,

                      Stephen L. Green
                      Chairman of the Board

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 19, 2005

        The 2005 annual meeting of stockholders of SL Green Realty Corp. will be held on Thursday, May 19, 2005 at 10:00 a.m., local time, at The Roosevelt Hotel, 45 East 45th Street, New York, New York. At the annual meeting, stockholders will vote upon the following proposals:

        1.     To elect two Class II directors to serve until the 2008 annual meeting of stockholders and until their successors are duly elected and qualified;

        2.     To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005;

        3.     To approve our 2005 Stock Option and Incentive Plan; and

        4.     To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on March 30, 2005 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten calendar days prior to the annual meeting, between the hours of 8:30 a.m. and 4:30 p.m., local time, at our corporate offices located at 420 Lexington Avenue, New York, New York 10170-1881. You may arrange to review this list by contacting our Secretary, Andrew S. Levine.

        You are requested to fill in and sign the enclosed form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

                      By Order of our Board of Directors

                      Andrew S. Levine
                      Secretary

New York, New York
April 15, 2005

        Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

i

EXECUTIVE COMPENSATION	21
Summary Compensation Table	21
Option/SAR Grants In Fiscal Year 2004	23
Aggregated Option/SAR Exercises in Fiscal Year 2004 and 2004 Year-End Option/SAR Values	23
Equity Compensation Plan Information	24
2003 Long-Term Outperformance Compensation Program	24
Employment and Noncompetition Agreements	25
Compensation Committee Interlocks and Insider Participation	26
Report on Executive Compensation	27
STOCK PERFORMANCE GRAPH	29
PRINCIPAL AND MANAGEMENT STOCKHOLDERS	30
Section 16(a) Beneficial Ownership Reporting Compliance	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
Cleaning Services	32
Security Services	32
Messenger Services	32
Leases	32
Brokerage Services	32
Management Fees	32
Indebtedness of Management	33
Gramercy Capital Corp.	33
OTHER MATTERS	36
Solicitation of Proxies	36
Stockholder Proposals	36
Householding of Proxy Materials	36
Other Matters	37

ii

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 19, 2005

        We are sending this proxy statement and the enclosed proxy card to our stockholders on or about April 15, 2005 in connection with the solicitation of proxies by the Board of Directors of SL Green Realty Corp. for use at the 2005 annual meeting of stockholders to be held on Thursday, May 19, 2005 at 10:00 a.m., local time, the Roosevelt Hotel, 45 East 45th Street, New York, New York or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

        If our records show that you were a stockholder of our common stock at the close of business on March 30, 2005, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is the purpose of the meeting?

        At the annual meeting, you will be asked:

  •
  to vote upon the election of two Class II directors;

  •
  to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005;

  •
  to approve our 2005 Stock Option and Incentive Plan; and

  •
  to consider and act upon any other matters that may properly be brought before the meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 41,622,290 shares of common stock outstanding and entitled to vote at the meeting.

What vote is needed to approve each proposal?

        The affirmative vote of the holders of record of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the Class II directors. The affirmative vote of the holders of record of a majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm, approval of our 2005 Stock Option and Incentive Plan and the approval of any other matters properly presented at the meeting for stockholder approval. Abstentions do not constitute a vote "for" or "against" any matter being voted on at the annual meeting and will not be counted as "votes cast," although they will count toward the presence of a quorum. Broker "non-votes," or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

  •
  signing and forwarding to us a proxy dated later; or

  •
  appearing in person and voting by ballot at the meeting.

        If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

How do I vote?

        We request that you complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. You may also attend the meeting in person and vote in person. If your shares of common stock are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.

How is my vote counted?

        If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted for the election of the nominees for the Class II directors named in this proxy statement, for ratification of our Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, for approval of our 2005 Stock Option and Incentive Plan and as recommended by our Board of Directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the annual meeting.

What other information should I review before voting?

        For your review, our 2004 annual report, including financial statements for the fiscal year ended December 31, 2004, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2004 annual report on our website at http://www.slgreen.com. You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. The 2004 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. We have retained Morrow & Co., Inc. at an aggregate estimated cost of $5,000, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone

        No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our Board of Directors currently consists of five members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

        At the annual meeting, two directors will be elected to serve until the 2008 annual meeting and until their successors are duly elected and qualified. Our Nominating and Corporate Governance Committee has recommended Marc Holliday and John S. Levy to our Board of Directors as nominees for election to serve as Class II directors. The nominees are currently serving as Class II directors. Following the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Marc Holliday and John S. Levy to serve as Class II directors. Our Board anticipates that each nominee will serve, if elected, as a director. However, if either nominee is unable to accept election, proxies voted in favor of the particular nominee will be voted for the election of such other person or persons as our Nominating and Corporate Governance Committee may recommend to our Board.

  The Board of Directors unanimously recommends a vote FOR each Nominee.

Information Regarding the Nominees and the Continuing Directors

        The following table and biographical descriptions set forth certain information with respect to each nominee for election as a Class II director at the annual meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2006 and 2007, respectively, based upon information furnished by each director.

Name	Age	Director Since
Class II Nominee Directors (terms to expire in 2008)
Marc Holliday	38	2001
John S. Levy	69	1997
Class III Continuing Directors (terms expire in 2006)
John H. Alschuler, Jr.	56	1997
Stephen L. Green	66	1997
Class I Continuing Director (term expires in 2007)
Edwin Thomas Burton, III	62	1997

Class II Nominees for Election—Terms to Expire in 2008

        Marc Holliday has served as our Chief Executive Officer since January 2004 and our President since April 2001. Mr. Holliday has also served as a director since December 2001 and is a member of our Executive Committee of our Board of Directors. Mr. Holliday joined our company as Chief Investment Officer in July 1998. Since joining our company, Mr. Holliday has directed our focused business plan of repositioning and strategically upgrading of the portfolio to larger avenue properties with higher quality tenants, while at the same time driving strong earnings performance and growth in stockholder value. Mr. Holliday implemented this plan by overseeing a diversified strategy involving selective acquisitions and dispositions coupled with a successful joint venture initiative and structured finance program. Under Mr. Holliday's investment guidance, we have grown to be one of the largest owners of commercial office properties in Manhattan. Mr. Holliday also has served as the president and chief executive officer and a director of Gramercy Capital Corp. since August 2004. Prior to joining our company, he was Managing Director and Head of Direct Originations for New York-based Capital Trust (NYSE:CT). While at Capital Trust, Mr. Holliday was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988, as well as an M.S. degree in Real Estate Development from Columbia University in 1990.

        John S. Levy has served as a director since 1997 and serves as a member of our Audit and Compensation Committees and as Chairman of our Nominating and Corporate Governance Committee of our Board of Directors. Mr. Levy is a private investor. He also serves as a director of the Bear Stearns Asset Management Inc. Mr. Levy was associated with Lehman Brothers Inc. (or its corporate predecessors) from 1983 until 1995. During that period, Mr. Levy served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division overseeing the International Branch System, and Managing Partner of the Equity Securities Division, where he managed the International, Institutional, Retail and Research Departments. Prior to that period, Mr. Levy was associated with A.G. Becker Incorporated (or its corporate predecessors) from 1960 until 1983. At A.G. Becker, Mr. Levy served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College.

Class III Continuing Directors—Terms Expire in 2006

        John H. Alschuler, Jr. has served as a director since 1997 and serves as a member of our Audit, Executive and Nominating and Corporate Governance Committees and is Chairman of our Compensation Committee of our Board of Directors. He is the President of Hamilton, Rabinowitz & Alschuler, Inc. and the Partner in Charge of its New York office. Hamilton, Rabinowitz & Alschuler, Inc. is a nationally recognized consulting firm with over 20 years of experience in real estate, advisory services, policy, and management consulting. Mr. Alschuler conducts a broad-range consulting practice, focused on the revitalization of urban communities and the construction of significant places with sound economic and social foundations. He has advised a wide range of development clients, including the Alliance for Downtown New York, the New Jersey Performing Arts Center, The Guggenheim Foundation, The Related Companies, Madison Square Garden, Brookfield Properties, the Government of Kuwait, Queens West Development Corporation, Empire State Development Corporation and the State of New York, among others. He has also advised a large array of public organizations and elected officials, including the Mayor and Governor of the State of New York and a variety of State Governors across the nation on various issues, including economic development, real estate development and capital construction. Most recently, he led the advisory team that shaped former Mayor Rudolph Guiliani's and Governor George Pataki's plan for the redevelopment of Governor's Island. He currently serves as the Chief Consultant for the redevelopment of the Brooklyn Waterfront. He also assists the office of the Deputy Mayor of Washington, D.C. in the management of large scale real estate transactions. Mr. Alschuler is also an Adjunct Associate Professor at Columbia University where he teaches real estate development. Mr. Alschuler received a B.A. degree from Wesleyan University and an Ed.D. degree from the University of Massachusetts at Amherst.

        Stephen L. Green has served as our Chairman and member of our Executive Committee of our Board of Directors since 1997 and is a full-time executive officer of our company with responsibility for developing key market relationships and real estate opportunities while overseeing our long-term strategic direction. Mr. Green stepped down as our Chief Executive Officer in January 2004, when Marc Holliday was promoted to that position. Mr. Green founded S.L. Green Real Estate in 1980. Prior to our initial public offering in 1997, Mr. Green had been involved in the acquisition of over 50 Manhattan office buildings containing in excess of 4.0 million square feet. As of December 31, 2004, our portfolio included interests in 28 properties comprising over 17.0 million square feet of space. Mr. Green also has served as the chairman of the board of directors of Gramercy Capital Corp. since August 2004. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and has previously served as Chairman of the Real Estate Board of New York's Tax Committee. He currently serves as a member on the Boards of Directors of the Starlight Foundation and Street Squash. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School.

Class I Continuing Director—Term Expires in 2007

        Edwin Thomas Burton, III has served as a director since 1997 and serves as Chairman of our Audit Committee, and is a member of our Compensation and Nominating and Corporate Governance Committees. Mr. Burton is a member of, and from 1997 until March 2001 served as Chairman of the Board of Trustees, of the Investment Advisory Committee of the Virginia Retirement System for state and local employees of the Commonwealth of Virginia. Mr. Burton served as the Chairman of the Virginia Retirement System Special Committee on the sale of RF&P Corporation, a $570 million real estate company. Since 1988, he has served as a professor of economics at the University of Virginia. Mr. Burton has served as a director of Virginia National Bank since 1998 and is currently Chairman of its Compensation Committee. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and member of the Board of Directors of Interstate Johnson Lane, Incorporated, an investment banking firm where he was responsible for the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. Mr. Burton also serves as a consultant to numerous companies on investment strategy and investment banking. Mr. Burton served on the Board of Directors of Capstar, a publicly-traded hotel company, and SNL Securities, a private securities data company. He has held various teaching positions at York College, Rice University and Cornell University and has written and lectured extensively in the field of economics. Mr. Burton received a B.A. degree and an M.A. degree in economics from Rice University and a Ph.D. degree in economics from Northwestern University.

Biographical Information Regarding Executive Officers Who Are Not Directors

        Gregory F. Hughes has served as our Chief Financial Officer since February 2004. Mr. Hughes also has served as the chief credit officer of Gramercy Capital Corp. since August 2004. Mr. Hughes is responsible for finance, capital markets, investor relations and administration. Prior to joining our company, from 2002 to 2003, Mr. Hughes was a Managing Director and the Chief Financial Officer of the real estate private equity group at JP Morgan Partners. From 1999 to 2002, Mr. Hughes was a Partner and the Chief Financial Officer of Fortress Investment Group, an investment and asset management firm which managed a real estate private equity fund totaling approximately $900 million and a real estate investment trust with assets in excess of $1.3 billion. While at Fortress Investment Group, Mr. Hughes was actively involved in evaluating a broad range of real estate equity and structured finance investments and arranged various financings to facilitate acquisitions and fund recapitalizations. Mr. Hughes also served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties, where he was responsible for the firm's financial forecasting and reporting, treasury and accounting functions, capital markets and investor relations. While at Wellsford, Mr. Hughes was involved in numerous public and private debt and equity offerings and during his tenure, Wellsford became one of the first real estate investment trusts to obtain an investment grade rating. From 1985 to 1992, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received his B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant. Mr. Hughes is 41 years old.

        Andrew S. Levine has served as our General Counsel, Executive Vice President and Secretary since November 2000. Prior to joining our company, Mr. Levine was a partner at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Mr. Levine was also a partner at the firm of Dreyer & Traub. As a member of the REIT and Real Estate Transactions and Business groups at Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine served as counsel for a diverse client base of public and private real estate companies, national retailers, REITs, private developers, investment advisers and lenders. Mr. Levine received a B.A. degree from the University of Vermont in 1980 and a J.D. degree from Rutgers School of Law in 1984. Mr. Levine is 46 years old.

        Andrew Mathias has served as our Chief Investment Officer since January 2004. Mr. Mathias is responsible for the firm's equity and structured finance investments. Mr. Mathias also oversees the firm's acquisitions/dispositions and its joint venture program. Mr. Mathias joined our company in March 1999 as a Vice President and was promoted to Director of Investments in 2002, a position he held until his promotion to Chief Investment Officer. Mr. Mathias also has served as the chief investment officer of Gramercy Capital Corp. since August 2004. Prior to joining our company, from July 1998, Mr. Mathias was with New York-based Capital Trust (NYSE: CT), a mezzanine finance company. From June 1995 to July 1998, Mr. Mathias worked at CT's predecessor company, Victor Capital Group, where he worked on a wide variety of real estate principal investments and advisory transactions, both on behalf of third-party clients and for the firm's own account. Mr. Mathias also worked on the high yield/restructuring desk at Bear Stearns and Co. Mr. Mathias received a degree in Economics from the Wharton School at the University of Pennsylvania. Mr. Mathias is 31 years old.

        Gerard T. Nocera has served as our Chief Operating Officer since May 2004, and previous to that, he served as our Executive Vice President—Director of Real Estate, where he oversaw all capital projects, leasing programs and the management of all properties owned and managed by us. He also served as our Executive Vice President-Director of Leasing from 1997 to 2001 and for SL Green Properties, Inc. from 1991 to 1997. During those periods, Mr. Nocera was responsible for the development and implementation of all marketing and leasing programs for the properties owned and managed by us. Prior to joining our company, Mr. Nocera worked as a Promotional Broker for seven years, as well as working for the Cohen Brothers as a New York landlord representative. Mr. Nocera is a member of the Real Estate Board of New York and the YMWREA. Mr. Nocera received a B.A. degree from Duquesne University. Mr. Nocera is 48 years old.

The Board of Directors and its Committees

        We are managed by a five-member Board of Directors. The Board has affirmatively determined that Messrs. John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy, representing a majority of its members, are independent of our management, as such term is defined by the rules of the New York Stock Exchange Inc., or the NYSE. Our Board of Directors held five meetings during fiscal year 2004. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2004 and each of the directors attended our 2004 annual meeting.

        Audit Committee. We have a standing Audit Committee, consisting of John H. Alschuler, Jr., Edwin Thomas Burton, III (Chairman) and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE and the U.S. Securities and Exchange Commission, or the SEC. The Board of Directors has determined that Mr. Burton is an "audit committee financial expert" as defined in rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Our Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. Our Board approved a new amended charter for our Audit Committee, a copy of which is available on our website at http://www.slgreen.com and is attached as Exhibit A to our proxy statement for our 2004 annual meeting. Additional information regarding the functions performed by our Audit Committee is set forth in the "Audit Committee Report" included in this annual proxy statement. Our Audit Committee held four meetings during fiscal year 2004. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2004.

        Compensation Committee. We have a standing Compensation Committee, consisting of John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE. Our Compensation Committee is responsible for, among other things, (i) reviewing and approving corporate goals and objectives relevant to the compensation of the Chairman of our Board of Directors, the Chief Executive Officer and such other executive officers that may be designated by the Chairman of our Board of Directors and/or Chief Executive Officer, evaluating the performance of such officers in light of such goals and objectives, and determining and approving the compensation of such officers based on these evaluations, (ii) approving the compensation of our other executive officers, (iii) recommending to our Board of Directors for approval the compensation of the non-employee directors and (iv) overseeing our incentive-compensation and equity-based plans. Our Compensation Committee also has authority to grant awards under our Amended 1997 Stock Option and Incentive Plan, as amended, including our 2003 Long-Term Outperformance Compensation Program. Our Board approved a written charter for our Compensation Committee, a copy of which is available on our website at http://www.slgreen.com. Our Compensation Committee held four meetings during fiscal year 2004. See "Executive Compensation—Report on Executive Compensation."

        Nominating and Corporate Governance Committee. We have a standing Nominating and Corporate Governance Committee, consisting of John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy (Chairman), each of whom is "independent" within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to be elected at each annual meeting of stockholders, recommending to the Board the directors to serve on each of the Board's committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to our company and directing the Board in an annual review of its performance. Our Board approved a written charter for our Nominating and Corporate Governance Committee, a copy of which is available on our website at http://www.slgreen.com. Our Nominating and Corporate Governance Committee was established in December 2003 by our Board to replace our Nominating Committee which consisted of Messrs. Burton, Alschuler and Levy. Our Nominating and Corporate Governance Committee held one meeting during fiscal year 2004, in which it nominated one Class I director whose nomination was successfully voted on at our 2004 annual meeting.

        Executive Committee. Subject to the supervision and oversight of our Board of Directors, our Executive Committee, which consists of Stephen L. Green, Marc Holliday and John H. Alschuler, Jr., has the authority to approve the acquisition, financing and disposition of investments by us and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by us, and to exercise generally all other powers of our Board of Directors, except for those which require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law.

Director Compensation

        Directors of our company who are also employees receive no additional compensation for their services as directors. During the fiscal year ended December 31, 2004, each independent director received an annual fee in the amount of $25,000. Each independent director also received $1,000 for each meeting of our Board of Directors attended and $1,000 for each committee meeting attended. The annual fee payable to our independent directors is payable quarterly, half in stock and half in cash, unless an independent director elects to have the director fee paid 100% in stock or elects to defer all or part of the annual fee pursuant to our Independent Directors' Deferral Program as described below. Any portion of the annual fee that is paid in stock is made under our Amended 1997 Stock Option and Incentive Plan, as amended. The meeting fees are paid in cash unless an independent director elects to defer all or part of the meeting fees pursuant to our Independent Directors' Deferral Program. One of our independent directors who resides outside of New York is reimbursed for expenses of attending Board of Director and committee meetings.

        The Chairman of our Audit Committee, the Chairman of our Compensation Committee and the Chairman of our Nominating and Corporate Governance Committee received additional annual fees of $7,500, $5,000 and $4,000, respectively, which are payable in cash unless such chairman elects to defer all or part of such fee pursuant to our Independent Directors' Deferral Program. In addition, each member of our Audit Committee was entitled to receive a fee of $4,000 per meeting for each of the two special meetings of the Audit Committee held independently of meetings of our Board of Directors. The special meeting fees are paid in cash unless an independent director elects to defer all or part of the meeting fees pursuant to our Independent Directors' Deferral Program. Each independent director, upon initial election or appointment to our Board of Directors, receives options under our Amended 1997 Stock Option and Incentive Plan, as amended, to purchase 6,000 shares of common stock at the market price of the common stock at the close of business on the day preceding the date of grant. In addition, under our Amended 1997 Stock Option and Incentive Plan, as amended, each independent director is entitled to an annual grant of stock options to purchase 6,000 shares of common stock, which are priced at the close of business on the day preceding our Board of Director's annual meeting, all of which vest on the date of grant. Each independent director is also entitled to an annual grant (reviewed annually) of 500 shares of restricted common stock pursuant to our Amended 1997 Stock Option and Incentive Plan, as amended, all of which will vest on the first business day, one year from the date of grant, subject to the independent director being a member of our Board on the date such award is expected to vest. An independent director may elect to defer all or part of the annual stock grant pursuant to our Independent Directors' Deferral Program.

        In July 2004, our Board of Directors adopted our Independent Directors' Deferral Program for non-employee directors. Our non-employee directors may elect to defer up to 100% of their annual fee, chairman fees, meeting fees and annual stock grant under the program. Unless otherwise elected by a participant, fees deferred under the program shall be credited in the form of phantom stock units. The phantom stock units are convertible into an equal number of shares of common stock upon such director's termination of service from our Board of Directors or a change in control by us, as defined by the program. Phantom stock units are credited to each non-employee director quarterly using the closing price of our common stock on the applicable dividend record date for the respective quarter. Each participating non-employee director's account is credited for an equivalent amount of phantom stock units based on the dividend rate for each quarter. In 2004, our non-employee directors earned 1,000 phantom stock units in the aggregate.

        For the 2005 fiscal year, our Board of Directors has approved the following changes in compensation received by our independent directors: (i) the annual fee payable to our independent directors shall be paid 100% in cash, unless an independent director elects to have the director fee paid 100% in stock or elects to defer all or part of the annual fee pursuant to our Independent Directors' Deferral Program; and (ii) the annual stock award has been increased from 500 shares to 850 shares, including a restriction against an independent director selling such shares until such time as such independent director no longer serves on our Board. There are no additional changes to the fees and stock awards that each independent director is entitled to receive for the 2005 fiscal year.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005, subject to ratification of this appointment by our common stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in June 1997 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

Fee Disclosure

  Audit Fees

        Fees for audit services totaled approximately $916,000 in 2004 and $1,006,000 in 2003. Audit fees include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include fees for public filings in connection with various property acquisitions, joint venture audits, and services relating to public filings in connection with preferred and common stock offerings. Our joint venture partners paid approximately half of the joint venture audit fees. Audit fees also include fees for accounting research and consultations.

  Audit-Related Fees

        Fees for audit-related services totaled approximately $400,000 in 2004 and $279,000 in 2003. The audit-related services principally include fees for operating expense, tax certiorari audits, Sarbanes-Oxley Section 404 planning and testing and employees benefit plan audits. In addition, the audit-related services include fees for agreed-upon procedures projects and acquisition due diligence.

  Tax Fees

        Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $196,000 in 2004 and $615,000 in 2003.

  All Other Fees

        Fees for all other services not included above totaled none in 2004 and none in 2003.

        Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence from both management and our company.

        A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures of our Audit Committee

        Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee's attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval. None of the fees reflected above were approved by our Audit Committee pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals. All services provided by Ernst & Young LLP in 2004 were pre-approved by our Audit Committee.

        Our Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

        The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee. This Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Report by reference in any such document.

        Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter, which our Audit Committee amended in 2003. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        Our Audit Committee reviewed with the independent registered public accounting firm, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent registered public accounting firm the auditors' independence from both management and our company and considered the compatibility of our independent registered public accounting firms' provision of non-audit services to our company with their independence.

        Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments and our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

        In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of our Audit Committee referred to below, our Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

        Our Board of Directors has determined that our Audit Committee has at least one "audit committee financial expert," as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Edwin Thomas Burton, III, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

        The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and independent registered public accounting firm. Accordingly, our Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact "independent."

Submitted by our Audit Committee
Edwin Thomas Burton, III (Chairman) John H. Alschuler, Jr. John S. Levy

PROPOSAL 3: APPROVAL OF 2005 STOCK OPTION AND INCENTIVE PLAN

        Our Board of Directors has adopted our 2005 Stock Option and Incentive Plan and believes that approval of such plan is in the best interests of our company and our stockholders because it will provide incentive compensation to attract and retain qualified employees, directors, officers, advisors, consultants and other personnel of our company and any of our joint venture affiliates. If the stock option and incentive plan is not approved by stockholders, it will not be implemented in the form proposed. Our Compensation Committee may provide that our company or any of our joint venture affiliates and employees of the foregoing may be eligible to participate in our 2005 Stock Option and Incentive Plan.

Summary of the Provisions of Our 2005 Stock Option and Incentive Plan

        The following summary of our 2005 Stock Option and Incentive Plan, or our stock option and incentive plan, is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix A.

Administration

        Our Compensation Committee has the authority to administer and interpret our stock option and incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Our stock option and incentive plan will be administered by our Compensation Committee, each member of which is, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, a non-employee director and will, at such times as the Company is subject to Section 162(m) of the Internal Revenue Code of 1986, or the Code, qualify as an outside director for purposes of Section 162(m) of the Code, or, if no committee exists, our Board of Directors. Nevertheless, grants to members of our Compensation Committee will be made and administered by our Board of Directors rather than our Compensation Committee. References below to our Compensation Committee include a reference to our Board of Directors for those periods in which our Board of Directors is acting. Our Compensation Committee, in its discretion, may delegate to our chief executive officer all or part of our Compensation Committee's authority and duties with respect to awards; however, our Compensation Committee may not delegate its authority and duties with respect to awards that have been, or will be, granted to certain of our officers.

Available Shares

        Subject to adjustments upon certain corporate transactions or events, up to a maximum of 3,500,000 shares (the "Fungible Pool Limit") may be subject to stock options, restricted stock, phantom stock units, dividend equivalent rights and other equity-based awards under our stock option and incentive plan. Once our stock option and incentive plan is effective, no further grants will be made under our Amended 1997 Stock Option and Incentive Plan, as amended. Each Share issued or to be issued in connection with awards other than stock options, stock appreciation rights or other awards that do not deliver the full value at grant thereof of the underlying shares (e.g., restricted stock) ("Full-Value Awards") that vest or are granted based on the achievement of certain performance goals that are based on (A) FFO growth, (B) total return to stockholders (either in absolute terms or compared with other companies in the market) or (C) a combination of the foregoing (as set forth in our stock option and incentive plan), shall be counted against the Fungible Pool Limit as 2.6 units. Each share issued or to be issued in connection with any other Full-Value Awards shall be counted against the Fungible Pool Limit as 3.9 units. Options, stock appreciation rights and other awards that do not deliver the value at grant thereof of the underlying shares and that expire 10 years from the date of grant shall be counted against the Fungible Pool Limit as 1 unit. Options, stock appreciation rights and other awards that do not deliver the value at grant thereof of the underlying Shares and that expire five years from the date of grant shall be counted against the Fungible Pool Limit as .8 of a unit. Thus, under the foregoing rules, depending on the type of grants made, as many as 4,375,000 shares can be the subject of grants under the stock option and incentive plan. At the end of the third calendar year following the effective date of our stock option and incentive plan, (i) the three-year average of (A) the number of shares subject to awards granted in a single year, divided by (B) the number of shares of our outstanding common stock at the end of such year shall not exceed the (ii) greater of (A) 2% or (B) the mean of the applicable peer group. For purposes of calculating the number of shares granted in a year in connection with the limitation set forth in the foregoing sentence, shares underlying Full-Value Awards will be taken into account as (i) 1.5 shares if our annual common stock price volatility is 53% or higher, (ii) two shares if our annual common stock price volatility is between 25% and 52%, and (iii) four shares if our annual common stock price volatility is less than 25%. No award may be granted to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive awards (with shares subject to awards being counted, depending on the type of award, in the proportions ranging from .8 to 3.9, as described above) in any one year covering more than 700,000 shares; thus, under this provision, depending on the type of grant involved, as many as 875,000 shares can be the subject of option grants to any one person in any year, and as many as 269,230 shares may be granted as restricted stock (or be the subject of other Full-Value Grants) to any one person in any year. If an option or other award granted under the stock option and incentive plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Shares of our common stock distributed under our stock option and incentive plan may be treasury shares or authorized but unissued shares. Unless the stock option and incentive plan is previously terminated by our Board of Directors, no new award may be granted under the stock option and incentive plan after the tenth anniversary of the date that such plan was initially approved by our Board of Directors.

Awards Under the Plan

        Our key employees, directors, officers, advisors, consultants or other personnel or other persons expected to provide significant services (of a type expressly approved by our Compensation Committee as covered services for these purposes) to us or our subsidiaries are eligible to be granted Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based awards under our stock option and incentive plan. Eligibility for awards under our stock option and incentive plan is generally determined by our Compensation Committee.

        Stock Options.    The terms of specific options, including whether options shall constitute "incentive stock options" for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by our Compensation Committee of our Board of Directors. The exercise price of an option shall be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will not exceed ten years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by our Compensation Committee.

        Restricted Stock.    A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our Board of Directors or Compensation Committee may impose at the date of grant. Grants of restricted stock may be subject to vesting schedules as determined by our Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, (i) a specified period of employment or the satisfaction of one or a combination of the performance goals set forth in Exhibit B of our stock option and incentive plan (which is attached hereto as Appendix A), or (ii) based on other goals established by our Compensation Committee. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for cause or by the grantee for any reason, all shares of restricted stock still subject to restrictions shall be forfeited. In addition, unless otherwise provided in an applicable award agreement, a participant granted restricted stock shall have all the rights of a stockholder of our company, including the right to vote the shares and the right to receive any cash dividends currently. Dividends paid on all restricted stock will be at the same rate and on the same date as on shares of our common stock. Holders of restricted stock are prohibited from selling such shares until they vest.

        Phantom Shares.    Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common stock, or, if provided by our Compensation Committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by our Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or our Compensation Committee, as may be provided by our Compensation Committee at grant). Unless otherwise provided in the applicable award agreement, subject to elections by the grantee in accordance with the plan, the settlement date with respect to a phantom share is the first day of the month to follow the date on which the phantom share vests. Our Compensation Committee may, under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, our Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

        Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of cash distributions made on shares of common stock otherwise subject to an award (e.g., an award of options or phantom shares). Our Compensation Committee may provide that amounts payable in the ordinary course with respect to dividend equivalents shall be converted into cash or additional shares of common stock. Our Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

        Other Stock-Based Awards.    Our stock option and incentive plan will authorize the granting of (i) other awards based upon the common stock including shares based upon certain conditions, convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and stock appreciation rights, (ii) limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary or operating or other partnership (or other affiliate of the company), with any shares being issued in connection with the conversion of (or other distribution on account of) such interest being subject to the Fungible Pool Limit and the other provisions of our stock option and incentive plan, and (iii) awards valued by reference to book value, fair value or performance parameters relative to the company or any subsidiary or group of subsidiaries.

Adjustments in General; Certain Change in Control Provisions

        In the event of certain corporate reorganizations or other events, our Compensation Committee generally may make certain adjustments in its discretion to the manner in which our stock option and incentive plan operates (including, for example, to the number of shares available under our stock option and incentive plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), our Compensation Committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Amendment and Termination

        We may grant awards under our stock option and incentive plan until the 10th anniversary of the earlier of the date on which it is approved by (i) our Board of Directors or (ii) our stockholders. Our Board of Directors may generally amend our stock option and incentive plan as it deems advisable, except in certain respects regarding outstanding awards. In addition, our stock option and incentive plan may not be amended without stockholder approval if the absence of such approval would cause our stock option and incentive plan to fail to comply with any applicable legal requirement or applicable stock exchange or similar rule.

Material U.S. Federal Income Tax Consequences

Incentive Stock Options

        In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment as an incentive stock option under the Internal Revenue Code as to shares acquired upon exercise of an incentive stock option, an option holder must not dispose of the shares either within two years after the incentive stock option is granted or within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of ours or of a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Internal Revenue Code generally allows any gain resulting from the sale of common stock received upon the exercise of an incentive stock option to be treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

        If the holding period rules noted above are not satisfied, certain gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We will generally be entitled to a deduction for federal income tax purposes equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Non-Qualified Stock Options

        No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Restricted Stock

        Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction for federal income tax purposes, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to their disposition. Unless an "83(b) election" is made (as discussed below), dividends on shares subject to restrictions will generally be considered compensation income. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Internal Revenue Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, generally there will be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation or depreciation in the restricted stock generally will be eligible for capital gains treatment.

Phantom Shares

        The phantom shares have been designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made to the participant with respect to the phantom share. When payment is made, the participant generally will recognize ordinary income, and we will generally be entitled to a deduction, equal to the fair market value of the common stock and/or cash, as applicable, received upon payment.

Dividend Equivalents

        There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Securities Exchange Act of 1934, as amended

        Additional special tax rules may apply to those award holders who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934, as amended.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law, and all affected individuals should consult their own advisors if they would like to receive any further details or have special questions.

        Our Board of Directors unanimously recommends a vote FOR the approval of our 2005 Stock Option and Incentive Plan.

CORPORATE GOVERNANCE MATTERS

        This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE's final corporate governance rules that were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of the "Investors" page of our corporate website at http://www.slgreen.com to view or to obtain copies of our committee charters, code of business conduct and ethics and corporate governance principles. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

        Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. Our Board has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following directors and director nominee has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and the applicable rules promulgated by the SEC: Messrs. Edwin T. Burton, III, John H. Alschuler, Jr. and John S. Levy. Our Board has determined that Messrs. Green and Holliday, our two other directors, are not independent because they are also executive officers of our company.

Code of Business Conduct and Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and employees. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our company's assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination and harassment and health and safety.

Audit Committee Financial Expert

        Our Board of Directors has determined that our Audit Committee has at least one "audit committee financial expert," as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Edwin T. Burton, III, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Burton has agreed to serve as our audit committee financial expert.

Communications with our Board of Directors

        We have a process by which stockholders and/or other parties may communicate with our Board of Directors or individual directors. Any such communications may be sent to our Board by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, who will forward them on to the intended recipient. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

        Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o General Counsel, SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

        We encourage each member of our Board of Directors to attend each annual meeting of stockholders. All of our directors attended the annual meeting of stockholders held on May 19, 2004.

Identification of Director Candidates

        Our Nominating and Corporate Governance Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and for recommending to the Board the director nominees to be considered for election at our annual meetings of stockholders.

        In making recommendations to our Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, education, experience with businesses and other organizations comparable to our company, the interplay of the candidate's experience with the experience of other Board members, the candidate's industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of our company and the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board.

        Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

        Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board. Any recommendations by stockholders should follow the procedures outlined under "Stockholder Proposals" in this proxy statement and should also provide the reasons supporting a candidate's recommendation, the candidate's qualifications and the candidate's written consent to being considered as a director nominee. In addition, any stockholder recommending a director candidate should submit information demonstrating the number of shares of common stock that he or she owns.

Executive Sessions of Non-Management Directors

        In accordance with the Corporate Governance Guidelines, the non-management directors serving on our Board of Directors meet in executive session after each regularly scheduled meeting of the Audit Committee without the presence of any directors or other persons who are part of our management. The executive sessions regularly are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our Chief Executive Officer and Chief Financial Officer and, as appropriate, to our Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding the base compensation awarded to our Chief Executive Officer and each of our other four most highly compensated executive officers whose total annual salary and bonus, on an annualized basis, exceeded $100,000 during the fiscal year ended December 31, 2004 (collectively, the "named executive officers").

	Annual Compensation							Long-Term Compensation
Name And Principal Position	Year	Salary ($)		Bonuses ($)		Other Annual Compensation ($)(1)		Restricted Stock Awards ($)			Securities Underlying Options/ SARs(2)	All Other Compensation ($)(3)
Marc Holliday(4) Chief Executive Officer, President	2004 2003 2002	$ $ $	600,000 600,000 400,000	$ $ $	3,250,000 1,500,000 1,100,000	$ $ $	2,358,039 432,960 387,000		$11,116,750 0 0	(5)	0 0 210,000	$ $	128,923 0 4,000	(6)
Stephen L. Green(7) Chairman of the Board, Executive Officer, Former Chief Executive Officer	2004 2003 2002	$ $ $	600,000 600,000 400,000	$ $ $	1,300,000 1,100,000 1,300,000		$574,700 0 0		$0 5,556,250 0	(8)	0 0 210,000		0 0 0
Gerard T. Nocera(9) Chief Operating Officer, Former Executive Vice President—Director of Real Estate	2004 2003 2002	$ $ $	325,000 300,000 300,000	$ $ $	275,000 150,000 395,000	$ $ $	148,140 95,250 55,278		0 0 0		0 0 100,000		$0 0 4,000
Gregory F. Hughes(10) Chief Financial Officer	2004 2003 2002		$400,000 N/A N/A		$650,000 N/A N/A		0 N/A N/A		$979,425 N/A N/A	(11)	100,000 N/A N/A		0 N/A N/A
Andrew Mathias(12) Chief Investment Officer, Former Director of Investments	2004 2003 2002	$ $ $	250,000 175,000 175,000	$ $ $	1,300,000 800,000 100,000		0 0 0	$ $ $	1,436,750 1,323,000 588,000	(13) (14) (16)	0 75,000 50,000	$ $ $	4,100 182,813 365,848	(15) (17)

(1)
Represents the full amount of cash payments to be made with respect to tax payments due on the corresponding restricted stock awards that vested during that year.

(2)
For the year ended December 31, 2004, options to purchase a total of 216,836 shares of common stock have been granted to our directors and employees, including options to purchase 100,000 shares of common stock granted to one of our named executive officers.

(3)
Unless otherwise indicated, represents our company's matching contributions with respect to amounts earned by a named executive officer under our 401(k) plan. Our company's matching contributions are credited in the year subsequent to which employees make their contributions.

(4)
Mr. Holliday was promoted to Chief Executive Officer effective January 1, 2004 and is also our President.

(5)
Represents the full value of the restricted stock award in the amount of 175,000 shares made in 2004 pursuant to this officer's amended and restated employment agreement. This award, along with the remaining shares under a prior restricted stock grant (the vesting schedule to which was revised pursuant to this officer's amended and restated employment agreement), vests as follows: 40,000 shares vest on July 17, 2004; 40,000 shares vest on July 17, 2005; 40,000 shares vest on July 17, 2006; 50,000 shares vest on July 17, 2007; 60,000 shares vest on July 17, 2008; 60,000 shares vest on July 17, 2009; and the remaining 12,498 shares vest on January 17, 2010. The vesting of one-half of these shares is subject to specified company performance measures. Also represents a signing bonus of 95,000 shares of stock that vested upon grant. See "—Employment and Noncompetition Agreements" below. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock, regardless of whether the underlying stock is vested.

(6)
Includes (i) $124,823 of loan forgiveness and (ii) $4,100 of matching 401(k) contributions. See "Certain Relationships and Related Transactions—Indebtedness of Management."

(7)
Mr. Green stepped down as Chief Executive Officer effective January 1, 2004. Mr. Green remains a full time executive officer of our company.

(8)
Represents the full value of the restricted stock award made in 2003 pursuant to this officer's employment agreement, 20% of which vests on each January 1 for the five year period commencing on January 1, 2004, subject to specified company performance measures. See "—Employment and Noncompetition Agreements" below. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock, regardless of whether the underlying stock is vested.

(9)
Mr. Nocera was promoted to Chief Operating Officer effective May 1, 2004.

(10)
Mr. Hughes assumed the position of Chief Financial Officer in February 2004.

(11)
Represents the full value of the restricted stock award made in 2004 pursuant to this officer's employment agreement, which award vests as follows: 5,000 shares vest on February 2, 2005; 7,500 shares vest on February 2, 2006; and 10,000 shares vest on February 2, 2007. The vesting of one-half of these shares is subject to specified company performance measures. See "—Employment and Noncompetition Agreements" below. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock, regardless of whether the underlying stock is vested.

(12)
Mr. Mathias was promoted to Chief Investment Officer effective January 1, 2004.

(13)
Represents the full value of the restricted stock award made in 2004 pursuant to this officer's employment agreement, which award vests as follows: 7,876 shares vest on January 1, 2005; 13,562 shares vest on January 1, 2006; 17,062 shares vest on January 1, 2007; and 14,000 shares vest on January 1, 2008. The vesting of one-half of these shares is subject to specified company performance measures. See "—Employment and Noncompetition Agreements" below. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock, regardless of whether the underlying stock is vested.

(14)
Represents the full value of the restricted stock award in the amount of 36,750 shares made in 2003 to Mr. Mathias as a deferred compensation payment, which award vests as follows: 19% on January 1, 2005, 26% on January 1, 2006 and 55% on January 1, 2007. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock, regardless of whether the underlying stock is vested.

(15)
Includes (i) a $146,791 deferred compensation payment and (ii) $36,022 of loan forgiveness.

(16)
Represents the full value of the restricted stock award made in 2002. The vesting schedule for this award was revised pursuant to Mr. Mathias's employment agreement, which award vests as follows: 4,376 shares on January 1, 2005, 6,562 shares on January 1, 2006 and 6,562 shares on January 1, 2007. The vesting of one-half of these shares is subject to specified company performance measures. See "—Employment and Noncompetition Agreements" below. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock, regardless of whether the underlying stock is vested.

(17)
Includes (i) a $362,234 deferred compensation payment and (ii) $3,614 of matching 401(k) contributions.

Option/SAR Grants In Fiscal Year 2004

        The following table sets forth the options/stock appreciation rights, or SARs, granted with respect to the fiscal year ended December 31, 2004 to our named executive officers.

		Percent Of Total Options/SARs Granted To Employees In Fiscal Year			Potential Realizable Value At Assumed Annual Rates Of Share Price Appreciation For Option Term(3)
	Number Of Securities Underlying Options/SARs Granted(1)		Exercise Price Per Share Of Common Stock(2)
Name				Expiration Date
					5%	10%
Stephen L. Green	0	0	0	0	0	0
Marc Holliday	0	0	0	0	0	0
Gerard T. Nocera	0	0	0	0	0	0
Gregory F. Hughes	100,000	46.4%	$43.25	2/1/14	$2,719,969	$6,892,936
Andrew Mathias	0	0	0	0	0	0

(1)
These options will vest over a five-year period as follows: 15,000 shares on February 2, 2005, 15,000 shares on February 2, 2006, 20,000 shares on February 2, 2007, 20,000 shares on February 2, 2008 and 30,000 shares on February 2, 2009.

(2)
The exercise price for the options was based on the market price of the common stock on the date the options were granted.

(3)
In accordance with the rules of the SEC, these amounts are the hypothetical gains, or "option spreads" from the exercise price, that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an actual increase in the price of the common stock, which would benefit all stockholders.

Aggregated Option/SAR Exercises in Fiscal Year 2004 and 2004 Year-End Option/SAR Values

        The following table provides information regarding option exercises in 2004 by our named executive officers and the value of their unexercised options held at the end of 2004.

			Number of shares underlying unexercised options/SARs at fiscal year-end		Value of unexercised in-the-money options/SARs at fiscal year-end($)(1)
Name	Shares acquired on exercise	Value realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen L. Green	425,000	$12,922,563	441,000	369,000	$14,993,850	$11,716,650
Marc Holliday	260,000	$8,358,742	93,000	197,000	$3,283,050	$6,415,450
Gregory F. Hughes	0	0	0	100,000	0	$1,730,000
Gerard T. Nocera	0	0	52,000	93,000	$1,866,538	$3,069,150
Andrew Mathias	43,000	$1,130,961	9,500	129,166	$296,357	$3,533,854

(1)
The value of unexercised in-the-money options at fiscal year-end, based on the market price for our common stock at the close of trading on December 31, 2004 of $60.55 per share.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2004, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,095,429	$29.56	450,381	(3)
Equity compensation plans not approved by security holders(2)	74,333	$24.47	0

Total	2,169,762	$29.39	450,381

(1)
Includes information related to our Amended 1997 Stock Option and Incentive Plan, as amended.

(2)
Certain of our employees, most of whom were executive officers, were granted an aggregate of 435,000 options as part of their initial employment agreements entered into at the time the employees first joined our company. The options have a weighted average exercise price of $24.61. A substantial portion of the options were issued during or before calendar year 2000 and no option grants have been made outside of our Amended 1997 Stock Option and Incentive Plan, as amended, subsequent to February 2001.

(3)
Balance is after reserving for shares to be issued under our 2003 Long-Term Outperformance Compensation Program.

        As of the record date, the number of securities to be issued upon the exercise of outstanding options, warrants and rights is equal to 1,740,831, the weighted average exercise price of outstanding options, warrants and rights is equal to $31.20, the weighted average term is equal to 7.35 years and the number of securities remaining available for future issuance is equal to 152,372. In addition, a total of 669,474 shares of restricted stock are outstanding, of which, 273,145 shares of restricted stock are subject to performance-based vesting and 396,329 shares of restricted stock are subject to time-based vesting. For purposes of the outstanding performance-based awards, the performance measures are (i) 7% FFO growth, (ii) 10% total return to stockholders, or (iii) total return to stockholders in the top one-third of our "peer group." For these purposes, "peer group" is a group of approximately 20 to 25 office REITs as determined by our Board at the time an award was granted. Such "peer group" may not change with respect to any particular award.

2003 Long-Term Outperformance Compensation Program

        We have a long-term, seven-year compensation program for certain members of senior management. The program, which measures our performance over a 48-month period (unless terminated earlier) commencing April 1, 2003, provides that holders of our common equity are to achieve a 40% total return, or baseline return, during the measurement period over a base share price of $30.07 per share before any restricted stock awards are granted. Plan participants will receive an award of restricted stock in an amount between 8% and 10% of the excess total return over the baseline return. At the end of the four-year measurement period, 40% of the award will vest on the measurement date and 60% of the award will vest ratably over the subsequent three years based on continued employment. The total value of the award under the program is capped at $25.5 million. Any restricted stock to be issued under the program will be allocated under our Amended 1997 Stock Option and Incentive Plan, as amended, which was previously approved through a stockholder vote in May 2002.

Employment and Noncompetition Agreements

        In general, each employment and noncompetition agreement provides for certain benefits in the event of termination of the named executive officer by us without "Cause" or resignation by the executive officer with "Good Reason" (as such terms are defined in each agreement). Subject to certain exceptions, these benefits generally include the continued payment of the executive officer's base salary and bonus during the remaining term of the agreement, immediate or continued vesting of all equity awards as well as continued entitlement to receive other benefits conferred under the agreement for such remaining term. Under each agreement, the executive officer is entitled to certain specified benefits, including continued payment of base salary and, in some cases, bonus, in the event of his death or disability. In addition, each agreement, subject to certain exceptions, prohibits the executive officer from engaging, directly or indirectly, during the term of his employment and for a specified period following termination of employment, in certain competitive activities.

        Certain specific terms of each agreement are set forth below.

        Stephen L. Green's employment and noncompetition agreement was amended in 2000 and was set to expire on August 20, 2002. Effective August 20, 2002, Mr. Green entered into a new employment and noncompetition agreement with us that runs through December 31, 2007. The agreement provides for an automatic renewal for successive one-year terms unless notice of non-renewal is given at least three months prior to the expiration of such renewal term. Pursuant to the agreement, Mr. Green receives, among other things, an annual base salary of $600,000, effective January 1, 2003, and received a grant of 175,000 shares of restricted common stock in January 2003, 50% of which will vest equally over five years and is based solely on continued employment and the remaining 50% of which will vest equally over five years, subject to the attainment of specified financial performance goals during the vesting period. Pursuant to the agreement, Mr. Green is also entitled to cash payments from us with respect to tax payments due on the portion of the restricted stock grant that vests each year. Mr. Green is subject to certain restrictive covenants.

        Marc Holliday's amended and restated employment and noncompetition agreement, dated January 17, 2001, was amended and restated in connection with his promotion to Chief Executive Officer in January 2004, to extend it through January 2010. It has a term of six years, which will automatically renew for successive one-year periods unless either Mr. Holliday or our company serves the required notice under the agreement. Mr. Holliday's agreement provides for annual salary of $600,000, to be adjusted upwards every two years in the event of increases in the consumer price index. Under the term of his original agreement, 127,500 shares of Mr. Holliday's restricted common stock had yet to vest. Subsequently, pursuant to the terms of his amended and restated employment and noncompetition agreement, Mr. Holliday received a grant of 175,000 additional shares of restricted common stock. The aggregate of the remaining shares under the original restricted stock grant and the subsequent restricted stock grant vest as follows: 40,000 shares vest on July 17, 2004; 40,000 shares vest on July 17, 2005; 40,000 shares vest on July 17, 2006; 50,000 shares vest on July 17, 2007; 60,000 shares vest on July 17, 2008; 60,000 shares vest on July 17, 2009; and the remaining 12,498 shares vest on January 17, 2010. However, the vesting of one-half of the original restricted stock grant and the subsequent restricted stock grants is further conditioned upon the attainment of specified financial performance goals during the vesting period. Mr. Holliday's amended agreement also provided for a signing bonus of 95,000 shares of stock that are immediately vested, subject to a prohibition on disposition for two years. Pursuant to the agreement, Mr. Holliday is also entitled to cash payments from us with respect to tax payments due on the vested bonus stock and on the portion of his restricted stock grants that vest each year. The amended agreement also continues a certain non-recourse loan from us in the initial principal amount of $1,000,000, which is forgivable upon the attainment of specified financial performance goals prior to December 31, 2006, provided that Mr. Holliday remains employed by us until January 17, 2007. Mr. Holliday is subject to certain restrictive covenants.

        Gerard T. Nocera entered into an employment and noncompetition agreement with us on April 20, 2004. Mr. Nocera's agreement has a term of two years, which shall be renewed as mutually agreed. If either party intends not to renew at the end of the original term of employment, such party must provide six months notice of non-renewal. Mr. Nocera's agreement provides for annual salary of $325,000 and an annual bonus. Mr. Nocera is subject to certain restrictive covenants.

        Gregory F. Hughes was a consultant to us from November 2003 to February 3, 2004, when Mr. Hughes was named our Chief Financial Officer. Mr. Hughes entered into an employment and noncompetition agreement with us to serve as our Chief Financial Officer. Mr. Hughes' agreement has a term of three years which shall be renewed as mutually agreed. If either party intends not to renew at the end of the original term of employment, such party must provide six months notice of non-renewal. Pursuant to the agreement, Mr. Hughes receives an annual salary of $400,000 and annual bonus which we agree to review annually. Mr. Hughes' also received, among other benefits, options to purchase 100,000 shares of common stock, and 22,500 shares of restricted common stock. The options vest 15% in the first and second years, 20% in the third and fourth years, and 30% in the fifth year. The restricted stock vests 5,000 in the first year, 7,500 shares in the second year and 10,000 shares in the third year. The vesting of one-half of the restricted stock grant is further conditioned upon the attainment of specified financial performance goals during the vesting period. Pursuant to the agreement, Mr. Hughes is also entitled to cash payments from us with respect to tax payments due on the portion of his stock grants that vest each year. Mr. Hughes is subject to certain restrictive covenants.

        Andrew Mathias entered into an employment and noncompetition agreement with us on January 5, 2004. Mr. Mathias' agreement has a term of four (4) years which shall be renewed as mutually agreed. If either party intends not to renew at the end of the original term of employment, such party must provide six months notice of non-renewal. Pursuant to the agreement, Mr. Mathias receives an annual salary of $250,000 in the first and second years, $300,000 in the third and fourth years, and an annual bonus. Mr. Mathias' also received, among other benefits, options to purchase 75,000 shares of common stock (which were granted in November 2003), and 35,500 shares of restricted common stock. The options vest annually over four years (10% in year one, 20% in year two, 30% in year three and 40% in year four). The restricted stock, in addition to 17,500 shares of restricted shares previously granted to the Mr. Mathias that have not vested, will vest 7,876 in the first year, 13,562 shares in the second year, 17,062 shares in the third year and 14,000 shares in the fourth year. The vesting of one-half of the restricted stock grant is further conditioned upon the attainment of specified financial performance goals during the vesting period. Pursuant to the agreement, Mr. Mathias is also entitled to cash payments from us with respect to tax payments due on the portion of his stock grants that vest each year. Mr. Mathias is subject to certain restrictive covenants.

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

Report on Executive Compensation

        The following is a report by our Compensation Committee regarding our executive compensation objectives, executive compensation program and the compensation of our Chief Executive Officer.

        Executive Compensation Objective.    The objective of our executive compensation program is to attract, retain and motivate talented executives that will maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of our stockholders by linking a portion of executive compensation directly to increases in stockholder value. We seek to provide total compensation to our executive officers which is competitive with total compensation paid by REITs and other private real estate firms similar to us.

        Proceedings of the Compensation Committee.    Our Compensation Committee determines compensation for our executive officers and is comprised of the independent directors, John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy. Final compensation determinations for each fiscal year generally are made after the end of the fiscal year and after audited financial statements for such year become available. At that time, (i) base salaries for the following fiscal year are set to the extent not already dictated by the terms of existing employment agreements, (ii) cash bonuses, if any, will be determined for the past year's performance and (iii) restricted stock and/or option grants, if any, will generally be made.

        Our Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of our named executive officers other than our Chief Executive Officer, our Compensation Committee reviews the recommendations of our Chief Executive Officer.

        The following is a discussion of each element of our executive compensation:

        Annual Base Salary.    Base salaries for each of our named executive officers are the subject of the employment agreement between us and such named executive officer. Each named executive officer's employment agreement provides that such officer's base salary will be reviewed no less frequently than annually.

        Annual Incentives.    Annual incentives are provided in the form of cash bonuses to be paid if certain performance objectives are achieved and as provided by an executive's employment agreement. In the future, our Compensation Committee may award cash bonuses based primarily upon our Funds from Operations for past periods. Cash bonuses will also be subject to adjustment based upon our Compensation Committee's evaluation of an executive's personal performance.

        Long-Term Incentives.    Long-term incentives are provided to executives through the grant of stock options or awards. The grant of stock options or awards are intended to align the executive's long-term objectives with those of our stockholders. Our Amended 1997 Stock Option and Incentive Plan, as amended, including our 2003 Long-Term Outperformance Compensation Program, is administered by our Compensation Committee, which has the discretion to determine those individuals to whom options or awards will be granted, the number of shares subject to options or awards and other terms and conditions of the options or awards. For an overview of our 2003 Long-Term Outperformance Compensation Program, see "Executive Compensation—2003 Long-Term Outperformance Compensation Program."

        2004 Chief Executive Officer Compensation.    For the fiscal year ended December 31, 2004, Marc Holliday's base salary was $600,000 as determined by our Compensation Committee. Our Compensation Committee also awarded to Mr. Holliday a $3,250,000 cash bonus. These awards were determined by our Compensation Committee substantially in accordance with the policies described above relating to all of our named executive officers. In making such determinations, our Compensation Committee noted several factors, including our achievement of a 8.3% increase in Funds from Operations per share in 2004 over levels achieved in 2003 and total return to stockholders of 53.5% in 2004.

        Tax Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Our Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We paid compensation to certain of our named executive officers during 2004, a portion of which may be nondeductible under the limitations set forth in Section 162(m).

                      Submitted by our Compensation
                      Committee of our Board of Directors

                      John H. Alschuler, Jr. (Chairman)
                      Edwin Thomas Burton, III
                      John S. Levy

STOCK PERFORMANCE GRAPH

        The following graph provides a comparison of the cumulative total stockholder return on the common stock from the closing price on December 31, 1999 of $21.75 per share to the closing price per share on the NYSE on December 31, 2004 of $60.55 per share with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's REIT Composite Index for the same periods. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the common stock, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's REIT Composite Index on December 31, 1999 and (ii) reinvestment of dividends. The historical information set forth below is not necessarily indicative of future performance. The data shown is based on the share prices or index values, as applicable, as of the end of each month shown.

	DEC-99(1)	DEC-00	DEC-01	DEC-02	DEC-03	DEC-04
SL Green	100.00	136.04	157.37	170.97	234.24	359.44
S&P 500	100.00	90.90	80.10	62.41	80.30	89.03
S&P REIT	100.00	119.48	126.88	123.39	157.29	196.26

Source for Standard & Poor's 500 Composite Stock Price Index and Standard & Poor's REIT Composite Index data: Standard & Poor's

(1)
Assumes (i) an initial investment of $100 in our common stock, in the Standard & Poor's 500 Composite Stock Price Index and in the Standard & Poor's REIT Composite Index on December 31, 1999 and (ii) reinvestment of dividends.

        The stock performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that such information be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth the beneficial ownership of common stock, as of March 1, 2005, for (i) each person known to us to be the beneficial owner of more than 5% of our company's outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers who is not a director and (iv) our directors, nominees for director and executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

Name**	Amount And Nature Of Beneficial Ownership Of Common Stock(1)		Percent Of Total(2)
John H. Alschuler, Jr.	16,999	(3)	*
Edwin Thomas Burton, III	15,250		*
Stephen L. Green	1,985,776	(4)	4.6%
Marc Holliday	597,000	(5)	1.4%
John S. Levy	45,199	(6)	*
Andrew Mathias	138,250	(7)	*
Gerard T. Nocera	124,588	(8)	*
Gregory F. Hughes	39,500		*
AMVESCAP PLC(9)	2,827,094		7.0%
Cohen & Steers, Inc.(10)	2,755,270		6.8%
ING Clarion Real Estate Securities, L.P.(11)	2,352,891		5.9%
All Directors and Executive Officers as a Group (9 Persons)	3,005,562		6.9%

*
Less than 1% of class.

**
Unless otherwise indicated, the business address is 420 Lexington Avenue, New York, New York 10170.

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of the number of shares of common stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units of limited partnership interests, or units, in our operating partnership, SL Green Operating Partnership, L.P., a Delaware limited partnership, of which SL Green Realty Corp. is the general partner (assuming we elect to issue common stock rather than pay cash upon such redemption). See "Executive Compensation" beginning on page 16 for a discussion of the vesting of stock options granted to directors and officers. Pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of our operating partnership, dated as of August 20, 1997, as amended, upon a notice of redemption from a unit holder, our operating partnership is obligated to redeem units for cash or, at our option, on a one-for-one basis for shares of common stock, subject to certain limitations.

(2)
As of March 1, 2005, 41,590,123 shares of common stock were outstanding. For purposes of computing the percentage of outstanding shares of common stock held by each person, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units (assuming we elect to issue common stock rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 14,000 shares of common stock subject to options exercisable within 60 days after March 1, 2005.

(4)
Includes 1,924,776 shares held directly or indirectly through certain partnerships and other similar entities and includes 81,000 shares of common stock subject to options exercisable within 60 days after March 1, 2005.

(5)
Includes 93,000 shares of common stock subject to options exercisable within 60 days after March 1, 2005.

(6)
Includes 42,000 shares of common stock subject to options exercisable within 60 days after March 1, 2005.

(7)
Includes 17,000 shares of common stock subject to options exercisable within 60 days after March 1, 2005.

(8)
Includes 58,000 shares of common stock subject to options exercisable within 60 days after March 1, 2005.

(9)
The business address for this stockholder is 11 Devonshire Square, London, England EC2M 4YR. Pursuant to a Schedule 13G filed with the SEC, as of February 15, 2005, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(10)
The business address for this stockholder is 757 Third Avenue, New York, New York 10017. Pursuant to a Schedule 13G/A filed with the SEC, as of February 14, 2005, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates, which include Cohen & Steers Capital Management, Inc. and Houlihan Rovers SA. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(11)
The business address for this stockholder is 259 N. Radnor-Chester Road, Suite 205, Radnor, Pennsylvania 19087. Pursuant to a Schedule 13G filed with the SEC, as of March 2, 2005, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by the SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, except that, Mr. Gerard T. Nocera, our Chief Operating Officer, did not timely file a Form 4 to report two transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cleaning Services

        First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services with respect to certain of the properties owned by us. First Quality is owned by Gary Green, a son of Stephen L. Green, our chairman of the Board and former chief executive officer. First Quality also provides additional services directly to tenants on a separately negotiated basis. The aggregate amount of fees paid by us to First Quality for services provided (excluding services provided directly to tenants) was approximately $4.6 million in 2004, $4.3 million in 2003 and $3.4 million in 2002. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. First Quality leases 12,290 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2012 and provides for annual rental payments of approximately $323,000.

Security Services

        Classic Security LLC, or Classic Security, provides security services with respect to certain properties owned by us. Classic Security is owned by Gary Green, a son of Stephen L. Green. The aggregate amount of fees paid by us for such services was approximately $4.1 million in 2004, $3.7 million in 2003 and $3.2 million in 2002.

Messenger Services

        Bright Star Couriers LLC, or Bright Star, provides messenger services with respect to certain properties owned by us. Bright Star is owned by Gary Green, a son of Stephen L. Green. The aggregate amount of fees paid by us for such services was approximately $203,000 in 2004, $145,000 in 2003 and $87,000 in 2002.

Leases

        Nancy Peck and Company leases 2,013 feet of space at 420 Lexington Avenue, New York, New York pursuant to a lease that expires on June 30, 2005 and provides for annual rental payments of approximately $65,000. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due under the lease is offset against a consulting fee, of $10,000 per month, we pay to her under a consulting agreement which is cancelable upon 30-days notice.

Brokerage Services

        Sonnenblick-Goldman Company, a nationally recognized real estate investment banking firm, provided mortgage brokerage services with respect to securing approximately $80 million of first mortgage financing in 2003. Mr. Morton Holliday, the father of Mr. Marc Holliday, was a Managing Director of Sonnenblick at the time of the financing. The fees paid by us to Sonnenblick for such services was approximately $400,000 in 2003. In 2003, we also paid $623,000 to Sonnenblick in connection with the acquisition of 461 Fifth Avenue. In 2004, our 1515 Broadway joint venture paid approximately $885,000 to Sonnenblick in connection with securing a $425 million first mortgage for the property.

Management Fees

        S.L. Green Management Corp. receives property management fees from certain entities in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S.L. Green Management Corp. from such entities was approximately $258,000 in 2004, $237,000 in 2003 and $242,000 in 2002.

Indebtedness of Management

        On January 17, 2001, Mr. Marc Holliday, then our president, received a non recourse loan from us in the principal amount of $1,000,000 pursuant to his amended and restated employment and noncompetition agreement. This loan bears interest at the applicable federal rate per annum and is secured by a pledge of certain of Mr. Holliday's shares of our common stock. The principal of and interest on this loan is forgivable upon our attainment of specified financial performance goals prior to December 31, 2006, provided that Mr. Holliday remains employed by us until January 17, 2007. On April 17, 2000, Mr. Holliday received a loan from us in the principal amount of $300,000, with a maturity date of July 17, 2003. This loan bears interest at a rate of 6.60% per annum and is secured by a pledge of certain of Mr. Holliday's shares of our common stock. On May 14, 2002, Mr. Holliday entered into a loan modification agreement with us in order to modify the repayment terms of the $300,000 loan. Pursuant to the agreement, $100,000 (plus accrued interest thereon) is forgivable on each of January 1, 2004, January 1, 2005 and January 1, 2006, provided that Mr. Holliday remains employed by us through each of such date. The balance outstanding on this loan, including accrued interest, was $200,000 on December 31, 2004. In addition, the $300,000 loan shall be forgiven if and when the $1,000,000 loan that Mr. Holliday received pursuant to his amended and restated employment and non competition agreement is forgiven.

Gramercy Capital Corp.

Management Agreement

        GKK Manager LLC, or the Manager, an affiliate of ours, is a party to a management agreement with Gramercy Capital Corp., or Gramercy, which provides for an initial term through December 2007, with automatic one-year extension options and subject to certain termination rights. The Manager receives an annual management fee equal to 1.75% of Gramercy's stockholders' equity (as defined in the management agreement). For the period from April 12, 2004 through December 31, 2004, the Manager received an aggregate of approximately $1.3 million in fees under this agreement.

        We, along with the Manager, hold Class B limited partner interests for a nominal percentage of Gramercy's operating partnership. As of December 31, 2004, we and the Manager owned 85 units and 15 units of the Class B limited partner interests, respectively. In the future this may be reduced to 70 units and 30 units, respectively. To provide an incentive for the Manager to enhance the value of the common stock, we, along with the Manager, are entitled to an incentive return payable through the Class B limited partner interests equal to 25% of the amount by which funds from operations (as defined in the agreement) plus certain accounting gains exceed the product of the weighted average stockholders' equity of Gramercy multiplied by 9.5% (divided by 4 to adjust for quarterly calculations).

Asset Management Agreement and Outsourcing Agreement

        Gramercy is obligated to reimburse the Manager for its costs incurred under an asset servicing agreement and an outsource agreement between us and the Manager. The asset servicing agreement provides for an annual fee of 0.15% of the book value of Gramercy's investments, excluding certain defined investments. The outsourcing agreement provides a fee of $1.25 million per year, increasing 3% annually over the prior year. For the period from April 12, 2004 through December 31, 2004, the Manager received an aggregate of approximately $637,000 under the outsourcing and asset servicing agreements.

Origination Agreement

        We entered into an origination agreement with Gramercy that is effective during the term of the management agreement as described above. Pursuant to this agreement, we will not originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions described below. Fixed income investments include debt obligations or interests in debt obligations bearing a fixed-rate of return and collateralized by real property or interests in real property. We have also agreed not to acquire, originate or participate in preferred equity investments which bear a fixed rate of return in the United States, unless Gramercy has determined not to pursue that opportunity.

        Under the agreement, we will retain the following rights:

          (a)   to retain any fixed income investments and/or preferred equity investments we own or have committed to own on the date the offering closes;

          (b)   to originate fixed income investments or acquire interests in fixed income investments and/or preferred equity investments in connection with the sale of any real estate or real estate-related assets or fixed income investments we currently own or own at any future time, in part or whole, directly or indirectly;

          (c)   to originate or acquire fixed income and/or preferred equity investments that provide a rate of return tied to the cash flow, appreciation or both of the underlying real property or interests in real property;

          (d)   to modify or refinance any portion of the investments in item (a), (b) or (c) above including, but not limited to, changes in principal, rate of return, maturity or redemption date, lien priority, return priority and/or borrower; and

          (e)   to originate, acquire or participate in any distressed debt, where there is a payment default, an acceleration, bankruptcy or foreclosure, when a default is highly likely because the loan-to-value ratio is over 100% or when the debt service exceeds the available cash flow from the property on both a current and projected basis.

        Gramercy has agreed that it will not:

  •
  acquire real property in metropolitan New York and Washington, D.C. (except by foreclosure or similar conveyance) resulting from a fixed income investment;

  •
  originate or acquire investments described in (c) above or distressed debt, in each case located in metropolitan New York or Washington, D.C.; and

  •
  originate or acquire participations in any investments described in item (b) or (d) above.

        Gramercy has also agreed that, when it acquires direct or indirect ownership interests in property in metropolitan New York or Washington D.C. by foreclosure or similar conveyance, we will have the right to purchase the property at a price equal to Gramercy's unpaid asset balance on the date Gramercy foreclosed or acquired the asset, plus interest at the last stated contract (non-default) rate and, to the extent payable by the borrower under the initial documentation evidencing the property, legal costs incurred by Gramercy directly related to the conveyance and the fee, if any, due upon the repayment or prepayment of the investment which is commonly referred to as an "exit fee" (but not including default interest, late charges, prepayment penalties, extension fees or other premiums of any kind) through the date of Gramercy's purchase (this amount is called "Par Value"). If Gramercy seeks to sell the asset and receives a bona fide third party offer to acquire the asset for cash that it desires to accept, we may purchase the asset at the lower of the Par Value or the third party's offer price. If the asset is not sold within one year, we have the right to purchase the property at its appraised value. The appraised value will be determined as follows: Gramercy will select an appraiser and we will select an appraiser, who will each appraise the property. These two appraisers jointly will select a third appraiser, who will then choose one of the two appraisals as the final appraised value. These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that we may acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, Gramercy may not receive the same value on the sale of such assets as it might receive from an independent third party submitting an offer through a competitive bidding process.

        We have a right of first offer to acquire any distressed debt that Gramercy decides to sell.

        Under this agreement, Gramercy also agreed to sell to us 25% of the shares sold in Gramercy's initial public offering. No underwriting discount or commission was paid in connection with the shares sold to us. Gramercy has also agreed that, during the term of this origination agreement, we will have the right to purchase 25% of the shares in any future offering of common stock, at the same price as other purchasers, in order to maintain our percentage ownership interest in Gramercy after its initial public offering. This right will also apply to issuances of units in Gramercy's operating partnership.

        In the event the management agreement is terminated for cause by Gramercy or if neither we nor any of our affiliates shall be the managing member of the Manager, then the non-compete provisions in the origination agreement will survive such termination for a period of one year with respect only to potential investments by Gramercy as to which the Manager has commenced due diligence.

Registration Rights Agreement

        We entered into a registration rights agreement with Gramercy in connection with its private placement transaction whereby Gramercy has agreed to file a registration statement with the SEC no later than August 31, 2005, covering the shares it sold (which includes the shares we acquired) in the private placement.

Organization

        For the period from April 12, 2004 through December 21, 2004, Gramercy reimbursed approximately $2.4 million to us for organization costs incurred in connection with the formation of Gramercy, the formation of its affiliates, the initial public offering of Gramercy, and to reimburse us for consulting fees paid to Gramercy's Chief Operating Officer and Chief Financial Officer, respectively.

Purchases of Common Stock

        Certain of our executive officers purchased from us shares of common stock of Gramercy issued to one of our subsidiaries as part of Gramercy's initial capitalization prior to its initial public offering at the same price as the estimated fair value of such shares at the time of formation. Those shares purchased included 65,000 shares by Stephen L. Green, 65,000 shares by Marc Holliday, 48,000 shares by Andrew Mathias and 12,000 shares by Andrew S. Levine. On August 2, 2004, we purchased 3,125,000 shares, or 25% of the shares sold in Gramercy's initial public offering, at $15.00 per share. We also have the right to purchase 25% of any shares of stock sold in future offerings. On December 31, 2004 and January 3, 2005, Gramercy completed a private offering and sale of common stock, of which we purchased an additional 1,275,000 shares at $17.27 per share.

OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Morrow & Co., Inc. at an aggregate estimated cost of $5,000 plus out-of-pocket expenses.

Stockholder Proposals

        Stockholder proposals intended to be presented at the 2006 annual meeting of stockholders must be received by our Secretary no later than December 16, 2005 in order to be considered for inclusion in our proxy statement relating to the 2006 meeting pursuant to Rule 14a-8 under the Exchange Act.

        For a proposal of a stockholder to be presented at the 2006 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices after December 2, 2005 and on or before March 17, 2006, unless the 2006 annual meeting of stockholders is scheduled to take place before May 24, 2006 or after July 20, 2006. Our Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in our Bylaws, to us at our principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the anniversary date, such nominations or proposals must be delivered to us not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attn: Andrew S. Levine, Secretary.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Other Matters

        Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors

Andrew S. Levine Secretary

New York, New York
April 15, 2005

Appendix A

2005 STOCK OPTION AND INCENTIVE PLAN

        SL Green Realty Corp., a Maryland corporation, wishes to attract and retain qualified key employees, Directors, officers, advisors, consultants and other personnel and encourage them to increase their efforts to make the Company's business more successful whether directly or through its Subsidiaries or other affiliates. In furtherance thereof, the SL Green Realty Corp. 2005 Stock Option and Incentive Plan is designed to provide equity-based incentives to certain Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other forms of equity-based compensation.

1.
DEFINITIONS.

        Whenever used herein, the following terms shall have the meanings set forth below:

        "Annual Rate" means the number of Shares subject to Awards granted in a single year divided by the number of Shares of the Company's outstanding Common Stock at the end of such year.

        "Award," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

        "Award Agreement" means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

        "Board" means the Board of Directors of the Company.

        "Cause" means, unless otherwise provided in the Participant's Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) any illegal act detrimental to the Company its Subsidiaries or any affiliate thereof; (vi) repeated failure to devote substantially all of the Participant's business time and efforts to the Company or its Subsidiaries, or any affiliate thereof, if required by the Participant's employment agreement; or (vii) the Participant's failure adequately and competently to perform his duties after receiving notice from the Company or its Subsidiaries, or any affiliate thereof specifically identifying the manner in which the Participant has failed to perform; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement or consulting agreement with the Company, then, in lieu of the foregoing definition, "Cause" shall at that time have such meaning as may be specified in such employment agreement.

        "Change in Control" means:

            (i)  any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("Voting Securities") or (B) the then outstanding shares of all classes of stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company); or

           (ii)  the members of the Board at the beginning of any consecutive 24-calendar-month period commencing on or after the initial effective date of the Plan (the "Incumbent Directors") cease for any reason including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that any person becoming a director of the Company whose election or nomination was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall, for purposes hereof, be considered an Incumbent Director; or

          (iii)  the shareholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

          Notwithstanding the foregoing clause (i), an event described in clause (i) shall not be a Change in Control if such event occurs solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any "person" (as defined above) to 25% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any "person" (as defined above) to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any "person" referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of the foregoing clause (i).

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board.

        "Common Stock" means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

        "Company" means SL Green Realty Corp., a Maryland corporation.

        "Director" means a non-employee director of the Company or its Subsidiaries.

        "Disability" means, unless otherwise provided by the Committee in the Participant's Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 150 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

        "Dividend Equivalent Right" means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.

        "Eligible Person" means a key employee, Director, officer, advisor, consultant or other personnel of the Company and its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or its Subsidiaries.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

        "Full-Value Award" means an Award other than an Option, Stock Appreciation Right or other Award that does not deliver the full value at grant thereof of the underlying shares.

        "Fungible Pool Unit" shall be the measuring unit used for purposes of the Plan, as specified in Section 4, to determine the number of Shares which may be subject to Awards hereunder, which shall consist of Shares in the proportions (ranging from .8 to 3.9) as set forth in Section 4(a).

        "Grantee" means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or such other equity-based Awards as may be granted pursuant to Section 9.

        "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422(b) of the Code.

        "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

        "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

        "Optionee" means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

        "Option Price" means the price per Share, determined by the Board or the Committee, at which an Option may be exercised.

        "Participant" means a Grantee or Optionee.

        "Phantom Share" means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

        "Phantom Share Value," per Phantom Share, means the Fair Market Value of a Share of Class A Common Stock, or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

        "Plan" means the Company's 2005 Stock Option and Incentive Plan, as set forth herein and as the same may from time to time be amended.

        "Restricted Stock" means an award of Shares that are subject to restrictions hereunder.

        "Retirement" means, unless otherwise provided by the Committee in the Participant's Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant's attainment of age 65 or on or after the Participant's attainment of age 55 with five consecutive years of service with the Company and or its Subsidiaries or its affiliates.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Settlement Date" means the date determined under Section 7.4(c).

        "Shares" means shares of Common Stock of the Company.

        "Stock Appreciation Right" means the right to settle an Option as provided for in Section 5.7.

        "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

        "Successor of the Optionee" means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

        "Termination of Service" means a Participant's termination of employment or other service, as applicable, with the Company and its Subsidiaries.

        "Three-Year Average Annual Rate" means the average of the Annual Rates for the first three calendar years following the effective date of the Plan.

2.
EFFECTIVE DATE AND TERMINATION OF PLAN.

        The effective date of the Plan is April 1, 2005. The Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan; and provided, further, that all Awards made under the Plan prior to a Plan termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreement.

3.
ADMINISTRATION OF PLAN.

        (a)   The Plan shall be administered by the Committee appointed by the Board. Unless otherwise determined by the Board, the Committee, upon and after such time as it is covered in Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as "outside directors" for purposes of Section 162(m) of the

Code; provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

        (b)   Subject to the provisions of the Plan, the Committee shall in its discretion (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Persons, the nature and value to the Company of the Eligible Person's present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant.

        (c)   The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

        (d)   The Committee may provide, in its discretion, that (i) all stock issued hereunder be initially maintained in separate brokerage account for the Participant at a brokerage firm selected by, and pursuant to an arrangement with, the Company; and (ii) in the case of vested Shares, the Participant may move such Shares to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her.

        (e)   The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to awards, including, without limitation, the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act and who are not and are not expected to be "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate that were consistent with the terms of the Plan.

4.
SHARES AND UNITS SUBJECT TO THE PLAN.

        (a)   Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 3,500,000 (the "Fungible Pool Limit"). Each Share issued or to be issued in connection with Full-Value Awards that vest or are granted based on the achievement of the performance goals set forth in Exhibit A shall be counted against the Fungible Pool Limit as 2.6 Fungible Pool Units. Each Share issued or to be issued in connection with any other Full-Value Awards shall be counted against the Fungible Pool Limit as 3.9 Fungible Pool Units. Options, Stock Appreciation Rights and other Awards that do not deliver the full value at grant thereof of the underlying Shares and that expire 10 years from the date of grant shall be counted against the Fungible Pool Limit as 1 Fungible Pool Unit. Options, Stock Appreciation Rights and other Awards that do not deliver the full value at grant thereof of the underlying Shares and that expire five years from the date of grant shall be counted against the Fungible Pool Limit as .8 of a Fungible Pool Unit. (For these purposes, the number of Shares taken into account with respect to a Stock Appreciation Right shall be the number of Shares underlying the Stock Appreciation Rights at grant (i.e., not the final number of Shares delivered upon exercise of the Stock Appreciation Rights).) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

        (b)   At the end of the third calendar year following the effective date of the Plan, the Three-Year Average Annual Rate shall not exceed the greater of (i) 2% or (ii) the mean of the Company's GICS peer group (collectively, the "Target Rate"). For purposes of calculating the number of Shares granted in a year in connection with the limitation set forth in the foregoing sentence, Shares underlying Full-Value Awards will be taken into account as (i) 1.5 Shares if the Company's annual Common Stock price volatility is 53% or higher, (ii) two Shares if the Company's annual Common Stock price volatility is between 25% and 52%, and (iii) four Shares if the Company's annual Common Stock price volatility is less than 25%. (For the avoidance of doubt, the Annual Rate in any one year during the three-year period following the effective date of the Plan may exceed the Target Rate, provided that the Three-Year Average Annual Rate does not exceed the Target Rate.)

        (c)   Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

        (d)   The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

        (e)   No award may be granted under the Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock. Subject to adjustments as provided in Section 14, no Eligible Person shall be granted Awards (with Shares subject to Awards being counted, depending on the type of Award, in the proportions ranging from .8 to 3.9, as described in Section 4(a)) in any one year covering more than 700,000 Shares, it being expressly contemplated that Awards in exclusively one category (e.g., Options) can (but need not) be used in the discretion of the Committee to reach the limitation set forth in this sentence.

5.
PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1
Grant of Option.

        Subject to the other terms of the Plan, the Committee (or, as expressly permitted by Section 3, the Chief Executive Officer) shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Incentive Stock Options or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees;

(iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

  5.2
  Option Price.

        The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option.

  5.3
  Period of Option and Vesting.

        (a)   Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

        (b)   Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.

  5.4
  Exercisability Upon and After Termination of Optionee.

        (a)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, or other than by reason of death, Retirement or Disability, no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, such termination being for a reason other than Cause, Disability or Retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

        (b)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability or Retirement, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

        (c)   Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, the Optionee's Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

  5.5
  Exercise of Options.

        (a)   Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

        (b)   Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

  5.6
  Payment.

        (a)   The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

            (i)  a certified or bank cashier's check or wire transfer;

           (ii)  subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

          (iii)  if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

          (iv)  by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

        (b)   Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

        (c)   The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee's exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

  5.7
  Stock Appreciation Rights.

        The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

  5.8
  Exercise by Successors.

        An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the

Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

  5.9
  Nontransferability of Option.

        Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable; and provided, further, that in no event may an Option be transferred by the Optionee for consideration without shareholder approval.

  5.10
  Deferral.

        Except as provided in the Award Agreement, the Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

  5.11
  Certain Incentive Stock Option Provisions.

        (a)   The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

        (b)   If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

        (c)   The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6.
PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1
Grant of Restricted Stock.

        (a)   In connection with the grant of Restricted Stock, whether or not performance goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period. Nothing in this Section 6 shall limit the Committee's authority, and the

Committee is expressly authorized, to grant Shares which are fully vested upon grant (and for which there is no period of forfeiture), and which are subject to the rules of this Section 6.

        (b)   Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable performance goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

  6.2
  Certificates.

        (a)   Unless otherwise provided by the Committee, each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 4.1(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the SL Green Realty Corp. 2005 Stock Option and Incentive Plan and an Award Agreement entered into between the registered owner and SL Green Realty Corp. Copies of such Plan and Award Agreement are on file in the offices of SL Green Realty Corp., at 420 Lexington Avenue, New York, New York 10170.

        (b)   The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and the stock power shall be so delivered or shall be discarded).

  6.3
  Restrictions and Conditions.

        Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

            (i)  Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

           (ii)  Except as provided in the foregoing clause (i), below in this clause (ii) or in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends currently; provided, however that, if provided in an Award Agreement, cash dividends on such Shares shall (A) be held by the

  Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited), or (B) treated as may otherwise be provided in an Award Agreement. Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee, at the request thereof, promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

          (iii)  Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) in the event the Grantee has paid a cash purchase price for the forfeited Shares, the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee (if any) for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

7.
PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1
Grant of Phantom Shares.

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

  7.2
  Term.

        The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

  7.3
  Vesting.

        Phantom Shares shall vest as provided in the applicable Award Agreement.

  7.4
  Settlement of Phantom Shares.

        (a)   Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value or (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate).

        (b)   Phantom Shares shall be settled with a single-sum payment by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.

        (c)   (i) Unless otherwise provided in the applicable Award Agreement, the "Settlement Date" with respect to a Phantom Share is as soon as practicable after (but not later than the first day of the month to follow) the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to as soon as practicable after (but not later than the first day of the month to follow) the Grantee's Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this

Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions for at least five years.

           (ii)  Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

          (iii)  Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee's death.

        (d)   Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

        (e)   Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an "Unforeseeable Emergency." For these purposes, an "Unforeseeable Emergency," as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or "dependent," as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

            (i)  through reimbursement or compensation by insurance or otherwise,

           (ii)  by liquidation of the Grantee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

          (iii)  by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

Without limitation, the need to send a Grantee's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

  7.5
  Other Phantom Share Provisions.

        (a)   Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

        (b)   A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee's death, payments hereunder shall be made to the Grantee's estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee's beneficiary or estate, as applicable.

        (c)   The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

        (d)   Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

        (e)   No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

  7.6
  Claims Procedures.

        (a)   To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

            (i)  approve the claim and take appropriate steps for satisfaction of the claim; or

           (ii)  if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

        (b)   The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8.
PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1
Grant of Dividend Equivalent Rights.

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

  8.2
  Certain Terms.

        (a)   The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

        (b)   Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

        (c)   Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

        (d)   The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

  8.3
  Other Types of Dividend Equivalent Rights.

        The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

  8.4
  Deferral.

        The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.
OTHER EQUITY-BASED AWARDS.

        The Committee shall have the right (i) to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and the grant of stock appreciation rights, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 4 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries.

10.
PERFORMANCE GOALS.

        The Committee, in its discretion, (i) may establish one or more performance goals as a precondition to the issuance or vesting of Awards, and (ii) may provide, in connection with the establishment of the performance goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable performance goals are satisfied. In the case of any grant intended to qualify as performance based compensation under Section 162(m) of the Code (including, for these purposes, grants constituting performance based compensation, as determined without regard to certain shareholder approval and disclosure requirements by virtue of an applicable transition rule), the Committee (i) may use one or a combination of the performance goals set forth in Exhibit B; and (ii) may establish other goals (with shareholder approval of other types of goals) intended to be performance goals as contemplated by Section 162(m) of the Code and the regulations thereunder.

11.
TAX WITHHOLDING.

11.1
In General.

        The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

  11.2
  Share Withholding.

        (a)   Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

        (b)   Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

        (c)   Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

        11.3  Withholding Required.

        Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

12.
REGULATIONS AND APPROVALS.

        (a)   The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        (b)   The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

        (c)   Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

        (d)   In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

        (e)   Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13.
INTERPRETATION AND AMENDMENTS; OTHER RULES.

        The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. The Committee may, in its discretion, delegate the authority and responsibility to act pursuant to the Plan with respect to ministerial administrative matters, which actions shall at all times be subject to the supervision of the Committee, and the actions of such a delegee in accordance with the foregoing shall be considered the actions of the Committee hereunder. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

14.
CHANGES IN CAPITAL STRUCTURE.

        (a)   If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

           (x)  the maximum aggregate number of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

           (y)  the Committee may take any such action as in its discretion shall be necessary to maintain each Participants' rights hereunder (including under their Award Agreements) with respect to Options, Phantom Shares and Dividend Equivalent Rights (and, as appropriate, other Awards under Section 9), so that they are substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

        (b)   Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

        (c)   If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

        (d)   If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

        (e)   The judgment of the Committee with respect to any matter referred to in this Section 13 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

15.
MISCELLANEOUS.

        15.1  No Rights to Employment or Other Service.

        Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual's employment or other service at any time.

        15.2  Right of First Refusal; Right of Repurchase.

        At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.

        15.3  No Fiduciary Relationship.

        Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

        15.4  No Fund Created.

        Any and all payments hereunder to any Participant under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee's right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

        15.5  Notices.

        All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

        15.6  Exculpation and Indemnification.

        The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law.

        15.7  Captions.

        The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

        15.8  Governing Law.

        THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

EXHIBIT A

PERFORMANCE GOALS

(i)
7% FFO growth.

(ii)
10% total return to shareholders.

(iii)
Total return to shareholders in the top one-third of the "peer group".

        For purposes of this Exhibit A, "peer group" shall be a group of approximately 20 to 25 office REITs as determined by the Board at the time an Award is granted. Such "peer group" may not change with respect to any particular Award.

EXHIBIT B
PERFORMANCE GOALS

        Performance-Based Awards intended to qualify as "performance based" compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

        "Performance Criteria" means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof:

  (i)
  pre-tax income,

  (ii)
  after-tax income,

  (iii)
  net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

  (iv)
  operating income,

  (v)
  cash flow,

  (vi)
  earnings per share,

  (vii)
  return on equity,

  (viii)
  return on invested capital or assets,

  (ix)
  cash and/or funds available for distribution,

  (x)
  appreciation in the fair market value of the Common Stock,

  (xi)
  return on investment,

  (xii)
  total return to shareholders,

  (xiii)
  net earnings growth,

  (xiv)
  stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

  (xv)
  related return ratios,

  (xvi)
  increase in revenues,

  (xvii)
  net earnings,

  (xviii)
  changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock,

  (xix)
  number of securities sold,

  (xx)
  earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company's financial reports for the applicable period,

  (xxi)
  total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company's financial reports for the applicable period),

  (xxii)
  the Company's published ranking against its peer group of real estate investment trusts based on total shareholder return, and

  (xxiii)
  FFO.

        Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes.

        Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles ("GAAP") and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

        To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

1.	DEFINITIONS.	A-1
2.	EFFECTIVE DATE AND TERMINATION OF PLAN.	A-4
3.	ADMINISTRATION OF PLAN.	A-4
4.	SHARES AND UNITS SUBJECT TO THE PLAN.	A-5
5.	PROVISIONS APPLICABLE TO STOCK OPTIONS.	A-6
6.	PROVISIONS APPLICABLE TO RESTRICTED STOCK.	A-9
7.	PROVISIONS APPLICABLE TO PHANTOM SHARES.	A-11
8.	PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.	A-13
9.	OTHER EQUITY-BASED AWARDS	A-14
10.	PERFORMANCE GOALS.	A-15
11.	TAX WITHHOLDING.	A-15
12.	REGULATIONS AND APPROVALS.	A-16
13.	INTERPRETATION AND AMENDMENTS; OTHER RULES.	A-16
14.	CHANGES IN CAPITAL STRUCTURE.	A-17
15.	MISCELLANEOUS.	A-18
EXHIBIT A PERFORMANCE GOALS
EXHIBIT B PERFORMANCE GOALS

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170

Proxy for Annual Meeting of Stockholders to be held on May 19, 2005

         THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Stephen L. Green and Andrew S. Levine and either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of SL Green Realty Corp. held of record by the undersigned as of the close of business on March 30, 2005, on behalf of the undersigned at the annual meeting of stockholders to be held at The Roosevelt Hotel, 45 East 45th Street, New York, New York, 10:00 a.m., local time, on Thursday, May 19, 2005 and at any adjournments or postponements thereof.

        When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the nominees of our Board of Directors listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with our Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please vote and sign on other side and return promptly in the enclosed envelope.	SEE REVERSE SIDE

☒    Please mark your votes as in this example.

1.
To elect two Class II Directors of our company to serve until the 2008 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominees:	Marc Holliday
John S. Levy
FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL (except as marked to the contrary below) ☐
2.
To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
To approve our 2005 Stock Option and Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.
To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of stockholders, the proxy statement with respect thereto and our 2005 annual report to stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

☐    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:	Date:	Signature:	Date:
If Held Jointly

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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SL GREEN REALTY CORP. 420 Lexington Avenue New York, New York 10170-1881
TABLE OF CONTENTS
SL GREEN REALTY CORP. 420 Lexington Avenue New York, New York 10170-1881
PROXY STATEMENT
FOR 2005 ANNUAL MEETING OF STOCKHOLDERS to be held on May 19, 2005
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL 3: APPROVAL OF 2005 STOCK OPTION AND INCENTIVE PLAN
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
2005 STOCK OPTION AND INCENTIVE PLAN
EXHIBIT A PERFORMANCE GOALS
EXHIBIT B PERFORMANCE GOALS
SL GREEN REALTY CORP. 420 Lexington Avenue New York, New York 10170 Proxy for Annual Meeting of Stockholders to be held on May 19, 2005